United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2006

Unified Western Grocers, Inc.

(Exact name of registrant as specified in its charter)

California	0-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5200 Sheila Street Commerce CA	90040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 264-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Effective January 6, 2006 Unified Western Grocers, Inc. (the “Company”) entered into an agreement with John Hancock Life Insurance Company (“Hancock”) to amend and restate its current note purchase agreement (the “Amendment”).

A brief description of the terms and conditions of the Amendment is set forth below under Item 2.03, and is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective January 6, 2006 (the “effective date”) Unified Western Grocers, Inc. (the “Company”) entered into an agreement (the “Amendment”) with John Hancock Life Insurance Company (“Hancock”) to amend and restate its current note purchase agreement ($92.5 million at October 1, 2005) to $96.8 million as of the effective date of the Amendment. The Amendment extends the maturity date to January 1, 2016 from April 1, 2008 and October 1, 2009. The Amendment also decreases interest rates that ranged from 7.72% to 8.71% on $86.0 million of notes to a range of 6.421% to 7.157%. The Amendment calls for interest only payments for the first five years of the term, and then starting on the 61st payment, principal plus interest on the $86.0 million of notes. At the maturity date, the Company will make a balloon payment of $66.8 million. In addition, $10.8 million of notes will mature on April 1, 2008 (monthly payments of principal plus interest at 7.72%) and October 1, 2009 (monthly payments of interest only at 8.71%), with balloon payments of $4.4 million and $4.5 million, respectively.

The notes continue to be secured by certain of the Company’s personal and real property and contain customary covenants, default provisions (including acceleration of the debt in the occurrence of an uncured default), and prepayment penalties similar to those included in the original note purchase agreement.

The foregoing description of the Amendment does not claim to be complete and is qualified in its entirety by reference to the Amendment effective as of January 6, 2006, which is attached hereto as Exhibit 4.1.

Item 7.01.	Regulation FD Disclosure

On January 11, 2006, the Company issued a press release announcing the Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this item 7.01 of the Current Report on Form 8-K, including Exhibit 99.1, is being furnished and will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in the Item 7.01 or to Exhibit 99.1. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
4.1	Amended and Restated Note Purchase Agreement between Unified Western Grocers, Inc. and John Hancock Life Insurance Company, effective as of January 6, 2006.

99.1	Press release, issued by the Registrant, dated January 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFIED WESTERN GROCERS, INC.

Date: January 11, 2006	By:	/s/ RICHARD J. MARTIN
		Name:	Richard J. Martin
		Title:	Executive Vice President, Finance & Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

UNIFIED WESTERN GROCERS, INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED JANUARY 6, 2006

Exhibit No.	Description	Method of Filing
4.1	Amended and Restated Note Purchase Agreement between Unified Western Grocers, Inc. and John Hancock Life Insurance Company, effective as of January 6, 2006.	Filed herewith

99.1	Press Release, issued by the Registrant, dated January 11, 2006.	Filed herewith